UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

Imprivata, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36516	04-3560178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

(Address of principal executive offices, including zip code)

(781) 674-2700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2016, Imprivata, Inc. (the “Company”) held its special meeting of Stockholders (the “Stockholders Meeting”). At the Stockholders Meeting, stockholders voted on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 10, 2016. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Stockholders Meeting are set forth below.

Proposal 1 – The Merger Agreement. The stockholders voted on the adoption of the Agreement and Plan of Merger, by and among Project Brady Holdings, LLC, Project Brady Merger Sub, Inc. and the Company (the “Merger Agreement”). Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
19,128,734	796,356	89,417	0

Accordingly, the adoption of the Merger Agreement was approved. Stockholder action on a second proposal, to approve one or more adjournments of the Stockholders Meeting if necessary and to the extent permitted by the Merger Agreement to solicit additional proxies in favor of proposal 1 was not required and no vote was taken on that proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016

IMPRIVATA, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer, Principal Financial Officer and Duly Authorized Signatory